EXHIBIT 10.3

AMENDMENT NUMBER ONE TO

STOCK PURCHASE AND SALE AGREEMENT

THIS AMENDMENT NUMBER ONE TO STOCK PURCHASE AND SALE AGREEMENT is made and entered into this 13th day of June 2016 by and between Hispanica International Delights of America, Inc., a Delaware corporation (hereinafter referred to as the “Buyer”), Greg Graham, Jose Castaneda and Sunny Sandhu (hereinafter referred to collectively as the “Sellers”), and Energy Source Distributors, a California subchapter S corporation (hereinafter referred to as the “Company”).

WITNESSETH:

WHEREAS, Buyer, Sellers and the Company entered into that certain Stock Purchase and Sale Agreement dated March 24, 2016 (the “Agreement”); and

WHEREAS, Buyer, Sellers and the Company desire to amend the Agreement as set forth herein;

NOW, THEREFORE, Buyer, Sellers and the Company agree as follows:

1. DEFINED TERMS:

Unless otherwise defined herein, all capitalized terms shall have the meanings defined in the Agreement.

2. PURCHASE PRICE:

Section 2(a) of the Agreement is amended and restated to read as follows:

The total purchase price for the Purchased Stock (the “Purchase Price”) shall be Four Hundred and Fifty Thousand Dollars ($450,000.00).

3. INVENTORY:

Section 2(d) of the Agreement is amended and restated to read as follows:

(i) On the Closing Date, Sellers shall provide Buyer with an itemized list of all inventory (the “Inventory”) on hand for which payment has been made by Sellers. As of the Closing Date, the Inventory will be distributed by the Company to the Sellers and the Inventory will remain the sole and exclusive property of Sellers, The Inventory will be warehoused at the Company’s Gilroy facility for a period not to exceed Ninety (90) days from the Closing Date, after which Buyer’s consent will be required, which consent will be in Buyer’s absolute discretion.

(ii) Buyer will have the exclusive right to purchase the Inventory from Sellers, and Buyer shall purchase all of Buyer’s requirements for goods in the Inventory from Sellers, for a period of ninety (90) days following the Closing Date (the “Exclusive Period”). During the Exclusive Period, Sellers agree not to sell, transfer, assign, convey or otherwise dispose or encumber the Inventory, in whole or in part, without the prior written consent of Buyer. From time to time, Buyer will deliver to Sellers written Purchase Orders for selected products comprising the Inventory. The purchase price for the Inventory (the “Inventory Cost”) will be the Seller’s cost which will be paid by Buyer on terms of Net 30 Days. In the event that the payment of the Inventory Cost is 30 days past due, Buyer will pay Sellers a late payment penalty of 10% of the late payment plus collection fees, if any. For clarity, Buyer may fulfill selected inventory items from other sources in the event said items no longer comprise any part of the Inventory.

4.. ASSETS AS OF THE CLOSING DATE:

The first sentence of Section 3(c) of the Agreement is amended and restated to read as follows:

On the Closing Date, all of the Assets of the Company other than cash, AR and the Inventory, (the “Assets”) shall remain with the Company.

5. ESCROW:

Section 4(a) of the Agreement is amended and restated to read as follows:

The Closing Date for this sale shall be three (3) business days following the satisfaction or waiver of the conditions to the obligations of Buyer, as per Section 16 below, and shall be effective as of the close of business on the Closing Date. The parties will close the transaction through such escrow as is established for Buyer’s financing of the Purchase Price with __________________ (the “Escrow”) in accordance with such escrow instructions as are mutually approved by Buyer, Sellers and the Company. Prior to the Closing Date, the Company will surrender the Company’s California Department of Alcoholic Beverage Control, No. 531974 (the “License”) whereupon the Company will cease all sales requiring such license. Following the Closing Date, Buyer will establish an escrow as is required for the transfer of the License. Sellers will cooperate with Buyer’s efforts to transfer the License, but all risk that the License transfer is not approved shall be Buyer’s risks.

6. NO OTHER AMENDMENTS:

Except as expressly set forth herein, the Agreement is in full force and effect and is not amended.

The parties have executed this Agreement as of the date first written above.

Buyer:

Hispanica International Delights of America, Inc., a Delaware corporation

By: /s/ Fernando Oswalso Leonzo

Fernando Oswaldo Leonzo

Sellers:

/s/ Greg Graham

Greg Graham

/s/ Jose Castaneda

Jose Castaneda

/s/ Sunny Sandhu

Sunny Sandhu

Company:

Energy Source Distributors, a California S corporation

By: /s/ Greg Graham

Greg Graham, President